EXHIBIT 99.1 1 FOR IMMEDIATE RELEASE Limbach Announces $50 Million Share Repurchase Program Authorization WARRENDALE, PA. – December 15, 2025 – Limbach Holdings, Inc. (NASDAQ: LMB) (“Limbach” or the “Company”), a building systems solutions firm that partners with building owners and facilities managers who have mission-critical mechanical, electrical, and plumbing infrastructure, today announced that its board of directors approved a share repurchase program with an authorization to purchase up to $50.0 million of shares of its common stock through December 15, 2027. “The share repurchase authorization reflects our confidence in Limbach’s growth strategy, our strong cash flow generation, and our disciplined, balanced approach to capital allocation. In addition to providing flexibility for opportunistic repurchases, the authorization also supports our efforts to manage and offset potential dilution from incentive compensation programs. Together, these priorities reinforce our focus on delivering long-term stockholder value,” said Mike McCann, President and Chief Executive Officer of Limbach. The shares may be repurchased from time to time in open market transactions, through privately negotiated transactions or by other means in accordance with federal securities laws. Repurchases may also be made under Rule 10b5-1 plans. The Company intends to fund repurchases from existing cash, cash flow, borrowings under existing credit facilities or other means available. The timing, as well as the number and value of shares repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including the market price of the Company’s common stock, general market and economic conditions and applicable legal requirements and whether a Rule 10b5-1 plan is utilized. The exact number of shares to be repurchased by the Company is not guaranteed and the program may be suspended, modified, or discontinued, in whole or in part, at any time without prior notice. About Limbach Limbach is a building systems solutions firm that partners with building owners and facilities managers who have mission critical mechanical (heating, ventilation and air conditioning), electrical and plumbing infrastructure. We strive to be an indispensable partner to our customers by providing services that are essential to the operation of their businesses. We work with building owners primarily in six vertical markets: healthcare, industrial and manufacturing, data centers, life science, higher education, and cultural and entertainment. We have approximately 1,700 team members in 21 offices across the eastern United States. Our team members uniquely combine engineering expertise with field installation skills to provide custom solutions that leverage our full life-cycle capabilities, which allows us to address both the operational and capital projects needs of our customers. Forward-Looking Statements We make forward-looking statements in this press release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, matters concerning the share repurchase program including, but not limited to, the timing of repurchases, amount of shares repurchased or sources of funds used, whether attractive buying opportunities may be available for our common stock, whether the program may return value for our stockholders and other forward-looking considerations related to such program, and any statements or assumptions underlying any of the foregoing. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target,” “goal,” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made and involve a number of risks and uncertainties which may cause them to turn out to be wrong. There may be additional risks that we consider immaterial or which are unknown. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward- looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future

2 events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Please refer to our most recent annual report on Form 10-K, as well as our subsequent filings on Form 10-Q and Form 8-K, which are available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this press release. Investor Relations Financial Profiles, Inc. Lisa Fortuna LMB@finprofiles.com